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                                                                   EXHIBIT 10.15

                                      LEASE
                                    AGREEMENT


THIS LEASE AGREEMENT, MADE AND ENTERED INTO THIS 1st day of December, 2001, by and between AHMAD AKRAMI AND SOPHIA S. AKRAMI , hereinafter referred to as "Landlord", AND INDUSTRIALEX MANUFACTURING CORPORATION, a Colorado corporation, hereinafter referred to as "Tenant";

         WITNESSETH:

         In consideration of the covenants, terms, conditions, agreements and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

         1. PROPERTY - LEASED PREMISES

         Landlord hereby leases unto Tenant the following described premises:
6250 JOYCE DRIVE, ARVADA, COLORADO 80403, and described as approximately, 44,500 square feet of office and warehouse space, which shall hereinafter be referred to as the "Leased Premises" and shown herein as "Exhibit A"; the leasing of which shall be covered by the terms of this Agreement.

         2. TERM

         The term of this Lease shall commence at 12:01 a.m. on the 1ST day of DECEMBER, 2001 and unless terminated as herein provided for, shall end at 12:00 p.m. on the 30TH day of NOVEMBER, 2012 .

         3. RENT

         Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the Leased Premises:

                  A. BASE RENTAL

                  The base rental for the full term hereof shall be - THREE MILLION TWO HUNDRED SEVENTY TWO THOUSAND FIVE HUNDRED AND 00/100THS DOLLARS ($3,272,500.00). Said rental shall be payable in monthly installments (basic monthly rental) of TWENTY FOUR THOUSAND SEVEN HUNDRED NINETY ONE AND 67/100THS DOLLARS ($24,791.67) on the fifteenth day of each month during the term hereof.

                  B. SECURITY DEPOSIT

                  Lessee shall deposit with Lessor upon execution hereof $24,791.67 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee performs all of lessee's obligations hereunder, said deposit shall be returned, without payment of interest for its use to Lessee at the expiration of the term hereof and within 30 days after Lessee has vacated the premises.

                  C. COST OF LIVING ADJUSTMENT

                  As of DECEMBER 1, 2002 the anniversary date of this Lease, the basic monthly rental due under the terms hereof shall be adjusted by the percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index (commonly referred to as the Cost of Living Index). It is acknowledged the basic monthly rental herein set forth is based upon the Index that is for "all Items" published for the month of DECEMBER, 2001. The basic monthly rental then being paid shall be increased by an amount equal to the amount arrived at by multiplying the percentage increase in the Cost of Living Index for the preceding TWELVE (12) month period times the then payable monthly rental. The increased monthly rental as so determined shall commence as of the first day of the month immediately following the FIRST anniversary date and shall continue until readjusted as herein provided for. In the event said Index ceases to be made available, Landlord shall have the right to use the Index which has replaced, modified or changed said Index. If there is no replacement Index, Landlord shall have the right to increase the rental due under the terms hereof, said rental adjustment being made in accordance with the provisions of this paragraph, with the percentage to be used being the percentage increase in said Index for the year immediately preceding the month in which said Index ceases to be published. Additional rents due because of increase in cost


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of Living index, accrued prior to the date the current index is available, shall be added to rents due for the remainder of the lease year and paid in equal installments with the rental payments for the succeeding months.

                  D. PERCENTAGE RENT : Not Applicable

         4. TAXES - REAL PROPERTY - ADJUSTMENT

                  A. Real Property Tax Paid by Tenant

         Tenant agrees to pay to, directly to the persons or entities to whom such expenses are payable, the real estate and ad valorem taxes including any and all several or special assessments which may be levied or assessed by any lawful authority for each calendar year during the lease form, including those assessed against the land and/or building comprising the property as leased or a part thereof.

                  B.  Real Property Tax Paid by Landlord  - Not applicable

         5. TAXES -- PERSONAL PROPERTY - RESPONSIBILITY

         Tenant shall be responsible and pay for any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the leased premises by Tenant.

         6. UTILITIES

         Tenant shall be solely responsible for and promptly pay all charges, for heat, water, gas electric, sewer service and any other utility service used or consumed on the leased premises.

         7. HOLDING OVER - Not Applicable

         8. MODIFICATION OR EXTENSIONS

         No modification or extension of this Lease shall be binding unless in writing, signed by the parties hereto and endorsed hereon or attached hereto.

         9. ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY

         Subject to Landlord's prior approval, which shall not be unreasonably withheld, Tenant may, during the term of this Lease, at Tenant's expense, erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning or make such other changes or alterations as Tenant may desire. At the end of this Lease, all such fixtures, equipment, additions and/or alterations (except trade fixtures installed by Tenant,) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and restore the leased premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications thereto shall be the responsibility and at the cost of Tenant. Landlord may require adequate security from Tenant assuring mechanic's liens on account of work done on the premises by Tenant. Landlord may also require adequate security to assure Landlord that the premises will be restored to its original condition upon termination of the lease.

         10. APPROVAL OF CHANGES - SIGN APPROVAL

         Landlord must approve in writing any sign to be placed in or on the leased premises, regardless of size or value and/or an addition, change or alteration to the exterior of the leased premises. Prior to the cutting of any holes in the roof or prior to any work being performed and/or any equipment being installed on the roof by Tenant, the prior written approval of Landlord is to be obtained by Tenant. If Tenant fails to get such prior written approval, then any roof repairs required shall be the responsibility of Tenant. Landlord must approve in writing any other improvements, additions, alterations and/or changes to the lease of said premises in excess of Ten Thousand and 00/100 Dollars ($10,000.00). As a condition to the granting of such approval, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such work to be so performed.


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         11. CARE OF LEASED PREMISES -- RESPONSIBILITY OF TENANT

         During the term of the Lease, Tenant agrees to keep and maintain the interior of the leased premises, including the plumbing, heating, air conditioning and electrical systems, in good condition and repair at Tenant's cost and expense. Tenant further agrees at the end of the term to return the leased premises to Landlord in substantially as good condition as when received except for usual and ordinary wear and tear. Tenant further agrees to be responsible for any repairs and/or maintenance required for any part of the improvements of which the leased premises are a part where such repair and/or maintenance is necessitated by actions or inaction of Tenant on the leased premises.

         12. MAINTENANCE RESPONSIBILITY OF LANDLORD

         Except as herein otherwise provided for, Landlord shall maintain, repair and replace the floors, walls, ceilings, roof, foundations and other structural components of the building and parking facilities on the premises as necessary to maintain the building in the same condition as of the commencement date, other than repairs, maintenance or replacement resulting from Tenant's negligence or the negligence of Tenant's employees or agents, for which Tenant shall be responsible.

         13. COMMON AREA CHARGES - Not Applicable

         14. CONTROL OF COMMON AREAS

         All parking areas, driveways, entrances and exits, common areas and other facilities furnished by Landlord in, on or near the improvements of which the leased premises are a portion, shall at all times be subject to the exclusive control and management of Landlord, notwithstanding that Tenant's employees and/or customers may have a nonexclusive right to the use thereof. Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to said facilities and areas.

         15. USE OF PREMISES AND CARE OF GROUNDS - TENANT

         Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the leased premises. Tenant shall not allow any accumulation of trash or debris on the leased premises within any portion of the improvements of which the leased premises are a part. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service doors provided therefor. In the event the leased premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the leased premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the leased premises, nor shall Tenant permit any nuisance to be maintained on the leased premises or permit any disorderly conduct, common noise or other activity having a tendency to annoy or disturb any occupants of any part of the improvements of which the leased premises are a part and/or any adjoining property.

         16. LIABILITY FOR OVERLOAD - TENANT

         Tenant shall be liable for the cost of any damages to the leased premises, the improvements of which the leased premises are a part of the sidewalks and pavements adjoining the same which will result from the movement of heavy articles. Tenant shall not unduly load or unload the floors or any part on any part of the leased premises.

         17. GLASS AND DOOR RESPONSIBILITY -- TENANT

         All glass and doors on the leased premises shall be the responsibility of the Tenant. Any replacement or repair shall be promptly completed at the expense of the Tenant.

         18. RULES AND REGULATIONS

         Landlord reserves the right to adopt and promulgate rules and regulations applicable to the leased premises and the land and improvements of which the leased premises are a part and from time to time to amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and


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supplements thereto, provided, however, the same apply uniformly to all tenants of the improvements of which the leased premises are a part.

         19. USE OF PREMISES

         Tenant shall use the leased premises as an industrial coating facility and other related uses, and for no other purpose whatsoever except with the written consent of the Landlord.

         20. PARKING - Not Applicable

         21. INSURANCE - RESPONSIBILITY OF TENANT

         Tenant shall procure, pay for and maintain comprehensive public liability insurance providing coverage from any loss or damage occasioned by an accident or casualty, about or adjacent to the leased premises, which policy shall be written on an "occurrence basis" with limits of not less than $3,000,000.00 liability coverage and property damage coverage in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the improvements and equipment. In addition thereto, Tenant shall, at all times, procure, pay for and maintain fire and liability insurance coverage on the leased premises and worker's compensation insurance covering all persons employed by Tenant on the Premises in connection with any work done on or about any of the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises. Certificates of such insurance shall be delivered to Landlord annually and shall provide that said coverage shall not be, modified, reduced or canceled without thirty (30) days' prior written notice thereof being given to Landlord. If Tenant uses, in the leased premises, any kind of steam or other high-pressure boiler or other apparatus which present any possibility of damage to the leased premises or the improvements of which the leased premises are a part or the life or limb of persons having such premises, Tenant agrees to carry appropriate boiler insurance in an amount satisfactory to Landlord to indemnify against any loss resulting from any explosion or other damage or liability.

         22. INSURANCE - RESPONSIBILITY OF LANDLORD

         The Landlord shall be responsible for and shall have in effect at all times fire extended coverage and vandalism and malicious mischief insurance in such amounts as shall be determined appropriate by Landlord.

         23. REGULATIONS ON USE - TENANT RESPONSIBILITY

         It shall be Tenant's sole and exclusive responsibility to meet all regulations and laws of any governmental body having jurisdiction over the leased premises as such regulations affect Tenant's operations, all at Tenant's sole cost and expense. Tenant further agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring, and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

         24. DAMAGE TO LEASED PREMISES

         In the event the leased premises and/or the improvements of which the leased premises are a part shall be totally destroyed by any fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the leased premises shall be partially damaged by fire or other casualty, except if caused by Tenant's negligence, and said leased premises is not rendered untenantable thereby, as determined by Landlord, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the leased premises until repair thereof shall be substantially completed. If the leased premises is rendered untenantable thereby, except if caused by Tenant's negligence, Tenant may, at its election, terminate this Lease as of the date of the damage. If Tenant elects not to terminate the Lease, the rent shall abate in proportion to the loss of use of the leased premises by Tenant during such untenantability.

         25. INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES

                  A. The premises shall be deemed ready for occupancy on October 1, 2001, Tenant may inspect the leased premises and will accept the same in the condition that exists with the exception of any minor punch list items.

                  B. Landlord, and/or Landlord's agents and employees, shall have the right to enter the leased premises at all times during regular business hours and, at all time during emergencies, to examine the leased premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and


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Landlord shall be allowed to take all materials into and upon said premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal thereof, Owner may exhibit the premises to prospective tenants and/or purchasers and may place upon the leased premises the usual notices indicating the leased premises are for lease and/or sale.

         26. DEFAULT - REMEDIES OF LANDLORD

         If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this Lease to be kept and/or performed by Tenant, Landlord, may immediately, or at any time thereafter, re-enter the leased premises, remove all persons and property therefrom, Without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the leased premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, relet the leased premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same, first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for re-rental, and expense, commissions and charges paid by Landlord in reletting the leased premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such leased premises, Landlord may occupy the same or cause the same to be occupied by others, whether or not the leased premises or any part thereof be relet. Tenant shall pay the Landlord the rent, and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or such recovered possession, as the case may be, and thereafter. Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any. If the leased premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent. In event of any default by Tenant, and regardless of whether the premises shall be relet or possessed by Landlord, and fixtures, additions, furniture, and the like then on the premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord has abandoned the leased premises, Landlord shall have the right to remove all the Tenant's property from the leased premises and dispose of said property in such a manner as determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors or, if the Tenants leasehold interest under the terms of this Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord's options, with or without notice, Landlord may terminate this Lease and immediately retake possession of the leased premises without the same working any forfeiture of the obligations of Tenant hereunder. In addition to remedy granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available under the Statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by Statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rental by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

         27. LEGAL PROCEEDINGS -RESPONSIBILITIES

         In the event of proceeding at law or in equity by either party hereto, and if the non-defaulting party shall pursue his rights through legal proceedings, then the defaulting party shall pay all costs and expenses, including all reasonable attorney's fees incurred by the non-defaulting party in pursuing such remedy in the event such non-defaulting party is awarded substantially the relief requested.

         28. HOLD HARMLESS OF TENANT

         Tenant will indemnify and hold Landlord harmless from and against any and all claims, losses, expenses, costs, judgments and/or demands arising from the conduct of Tenant on the leased premises and/or on account of any


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operation or action by Tenant and/or from and against all claims arising from any breach or default on the part of Tenant or any act of negligence of Tenant, it agents, contractors, servants, employees, licensees, or invitees; or any accident, injury or death of any person or damage to any property in or about the leased premises.

         29. ASSIGNMENT OR SUBLETTING

         Tenant may not assign the Lease or sublet the leased premises without the consent of Landlord; such consent shall not be unreasonably withheld provided, however, no such assignment or subletting shall relieve Tenant of any of its obligations hereunder, and performance of the covenants herein by subtenants shall be considered as performance pro tanto by the Tenant.

         30. WARRANTY OF TITLE

         Landlord covenants it has good right to lease the leased premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the premises during the term of the Lease.

         31. ACCESS

         Landlord shall provide Tenant non-exclusive access to the leased premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right to designate, during the term of this Lease, all such non-exclusive access and other common facilities of the land and/or improvements of which the leased premises are a part,

         32. GOVERNMENTAL ACQUISITION OF PROPERTY

         The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the property by any governmental body, it being understood and agreed that any financial settlement respecting land to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received in settlement. In the event of any such governmental taking, Landlord shall have the right to terminate this Lease on the date possession is delivered by the governmental body. Such taking of the property by a governmental body shall not be a breach of this Lease by Landlord, nor give rise to any claims to Tenant for damages or compensation from Landlord.

         33. CHANGES AND ADDITIONS TO IMPROVEMENTS

         Landlord reserves the right at any time to make alterations or additions to the improvements of which the leased premises are a part and/or to build additions or other structures adjoining said improvements. Landlord also reserves the right to construct other buildings and/or improvements in the immediate area of the improvements in which the leased premises are located and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the leased premises to Tenant. Landlord further reserves the exclusive right to the roof of the improvements of which the leased premises are a part except as provided for in this Lease Agreement. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements, parking areas or other common areas relating to the land and/or improvement to which the leased premises are a part, provided, however, that all such changes shall be in compliance with the minimum requirements of governmental authorities having jurisdiction over the property.

         34. SUBORDINATION

         The Tenant agrees that its Lease rights will be subordinate to those of any lending institutions making any loan upon the real property of which the leased premises are a part. Tenant further agrees to sign reasonable documents reflecting this subordination when and if requested by the Landlord.

         35. OPTION TO EXTEND

         Upon full an complete performance of all the terms, covenants and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this Lease for three additional terms of five (5) years. In the event Tenant desires to exercise said options, Tenant shall give written notice of such fact to Landlord not less than ninety (90) days nor more than one hundred twenty (120) days prior to the expiration of the then-current term of this Lease. In the event of such exercise, this Lease Agreement shall be deemed to be extended for the additional period; provided, however, Landlord shall have the right to increase the basic monthly rental to the then current market rent (to be negotiated by Landlord and Tenant at the time of renewal). Any such increased rental shall be subject to adjustments and be payable as herein provided for. Landlord shall further have the right to make any further adjustments and/or assessment of charges against Tenant as herein provided for. In the event of exercise of said option, any funds retained by Landlord as herein provided for shall be continued to be so held subject to the same terms and conditions.

         36. GUARANTEE AND FINANCIAL STATEMENTS - Not Applicable

         37. INTEREST ON PAST-DUE OBLIGATIONS

         Any amount due to Landlord not paid shall bear interest at one and one-half percent (1 1/2%) per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         38. LATE CHARGE - Not Applicable

         39. MEMORANDUM OF LEASE - RECORDING

         The parties hereto agree this Lease shall not be recorded in the office of the Clerk and Record of the county in which the leased premises is located. In order to affect public recordation, the parties hereto may, at the time this Lease is executed, agree to execute a Memorandum of Lease incorporated therein by reference the terms of this Lease, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument may be recorded by either party in the office of the Clerk and Recorder of the county in which the leased premises is located.

         40. NOTICE PROCEDURE

         All notices, demands and requests which may or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or an employee of Tenant or sent to Tenant by United States registered mail, return receipt requested, properly sealed, stamped, and addressed to Tenant at INDUSTRIALEX MANUFACTURING, 6250 JOYCE DRIVE, ARVADA, COLORADO 80403, or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered mail, return receipt requested, properly sealed, stamped and addressed to Landlord at Ahmad AHMAD AKRAMI OR SOPHIA S. AKRAMI, 902
S. WILEY COURT, SUPERIOR, CO 80027, or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given therefor.

         41. CONTROLLING LAW

         The Lease, and all terms hereunder, shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Adams County and in no other jurisdiction.

         42. BINDING UPON SUCCESSORS

         The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

         43. PARTIAL INVALIDITY

         If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         44. CONDITION OF SPACE

         With the exception of the changes, additions and corrections herein noted, Tenant agrees to accept this space "as is". Any changes desired by Tenant in addition to those listed and agreed to by Landlord shall be done at the sole expense of the Tenant unless otherwise agreed in the addendum to this Lease attached hereto, or as noted in Paragraph 46.

         45. REAL ESTATE COMMISSION - Not Applicable

         46.   MISCELLANEOUS

         All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

See Addendum "A", Paragraphs 47 - 62, attached hereto and incorporated herein


IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.



                             LANDLORD: AHMAD AKRAMI AND SOPHIA S. AKRAMI

                                   By: /s/ Ahmad Akrami
                                       ----------------------------------------


                                   By: /s/ Sophia S. Akrami
                                       ----------------------------------------

                               TENANT: INDUSTRIALEX MANUFACTURING CORPORATION A COLORADO CORPORATION

                                   By: /s/ Stephen J. King
                                       ----------------------------------------
                                       Stephen J. King, Chief Financial Officer

                                  ADDENDUM "A"

THIS ADDENDUM is attached hereto and forms a part of that certain lease dated December 1st, 2001 by and between AHMAD AKRAMI AND SOPHIA S. AKRAMI, hereinafter referred to as "Landlord," and INDUSTRIALEX MANUFACTURING CORPORATION, A COLORADO CORPORATION, hereinafter referred to as "Tenant," covering approximately 44,500 square feet of office and warehouse space located at 6250 JOYCE DRIVE, ARVADA, COLORADO 80403.

                  (a) 47. OPERATING EXPENSES. "Operating Expenses" shall mean all operating expenses of any kind or nature which are incurred with respect to the use, occupancy, operation, maintenance, repair or replacement of the Building Complex or any part thereof, except as stated in Paragraph 12 of the lease agreement listed above. Including but not limited to, all real and personal property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex or any part thereof or any personal property or fixtures contained therein or as a result of the use, occupancy or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate and personal property taxes and assessments; provided, however, that in no event shall the term "Taxes and Assessments", as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real or personal property taxes; such term shall, however, include gross taxes on rentals in the nature of an excise tax and reasonable expenses incurred by Landlord in contesting the amount or validity of any such Taxes or Assessments, such expenses for which Tenant is obligated to be limited by the amount of the tax or assessment reduction actually obtained, unless such contest is requested in writing by Tenant (all of the foregoing are collectively referred to herein as "Taxes"). "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Building Complex, or against any legal or equitable interest of Landlord or Tenant therein. For the purposes of this Lease, any special assessment shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. Tenant may, at Tenant's sole cost and expense, contest the amount of Taxes or Assessments, as permitted by applicable law. Landlord shall reasonably cooperate with Tenant with respect to any such Tax or Assessment contest.

                  (b) It is hereby agreed that during the Primary Lease Term, Tenant shall pay all Operating Expenses with respect to the Building Complex, directly to the persons or entities to whom such expenses are payable. Further, if the Lease term hereunder covers a period of less than a full calendar year during the first or last calendar years of the term hereof, Tenant's responsibility for Real Estate Taxes and Operating Expense for such partial year shall be adjusted to reflect the number of months in such year during which Tenant leased the Building Complex.

                  (c) Tenant's liability for the payment of Operating Expenses during the term hereof shall survive the expiration or earlier termination of this Lease.

                  (d) Notwithstanding anything contained herein to the contrary, Tenant shall pay Taxes and Assessments and insurance premiums and shall deliver to Landlord proof of payment prior to delinquency of such Taxes and Assessments and insurance premiums. In the event Tenant fails to deliver proof of payment within 10 days following written notice or fails to pay such Taxes and Assessments or insurance premiums as required herein, then, at Landlord's request, Tenant shall pay to Landlord on a monthly basis, payable in advance on the first day of each month, one-twelfth (1/12) of (a) the annual amount of all Taxes and Assessments for the Building Complex and (b) the annual cost of all insurance carried by Tenant pursuant to paragraph 14(a) hereof.

48.      TENANT IMPROVEMENTS/FAILURE TO GIVE POSSESSION

         48.1.    N/A

         48.2 In the event that the leased premises is not ready for occupancy on the estimated occupancy date of December 1, 2001 due to any delay's whatsoever, the lease shall continue in full force and effect except that the provision for payment of rent shall be waived on a daily basis until the date of substantial completion and the term will be adjusted to reflect the actual occupancy date.

49.      N/A.

50. EXCULPATION. Not withstanding anything to the contrary contained herein, Landlord's liability under this lease shall be limited strictly to its interest in the Land and Improvements located at 6250 Joyce Drive, Arvada, Colorado 80304 at which the leased premises is a part.

51. TENANT'S PERSONAL PROPERTY. Landlord shall not bear any responsibility whatsoever for any of Tenant's personal property used or kept on the leased premises. Any losses suffered by Tenant for Tenant's personal property because of fire, theft, vandalism or any other risk shall be born solely by Tenant.

52. LIEN PROTECTION. Tenant shall keep the premises free of mechanics liens. Tenant shall defend against all such liens, and if Tenant fails to do so, Landlord may do so at Tenant's expense.

53. HAZARDOUS MATERIALS - ENVIRONMENTAL COMPLIANCE. Tenant, its agents, employees, contractors and invitees shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative orders issued thereunder.

54.      ENVIRONMENTAL HAZARDS. Tenant covenants that:

         54.1 No Hazardous Substances (as hereinafter defined) shall be generated, treated, or stored or disposed of, or otherwise deposited in or located on the Premises, including without limitation, the surface and subsurface waters of the Premises. Except those substances incidental and used in Tenants business trade provided those substances are handled, stored and disposed of in accordance with all applicable laws.

         54.2 No activity shall be undertaken on the Premises which would cause:

                  (a) The Premises to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise cause the Premises to be in violation of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., or any similar state law or local ordinance;

                  (b) A release or threatened release from any source on the Premises of Hazardous Substances within the meaning of, or otherwise cause the Premises to be covered by, the Comprehensive Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., or any similar state law or local ordinance or any other environmental law;

                  (c) The discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions which would require a permit under the federal water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., or the Clean Air Act ("CAA"), 42 U.S.C Section 7401 et seq., or any similar state law or local ordinance;

                  (d) There shall be no substances or conditions in or on the Premises which may support a claim or cause of action under RCRA, CERCLA, any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements or under any common law claim relating to environmental matters, or could result in recovery by any governmental or private party of remedial or removal costs, natural resources damages, property damages in personal injuries or other costs, expenses or damages, or could result in injunctive relief arising from any alleged injury or threat of injury to health, safety or the environmental; and

                  (e) There shall be no underground storage tanks or release or threatened releases from such tanks located on the Premises.

         For the purposes of this Lease, "Hazardous Substance" shall mean any and all hazardous or toxic substances, hazardous constituents, contaminants, wastes, pollutants or petroleum (including without limitation crude oil or any fraction thereof including without limitation hazardous or toxic substances, pollutants and/or contaminants as such terms are defined in CERCLA or RCA; asbestos or material containing asbestos; and PCBs, PCB articles, PCB containers, PCB article containers, PCB equipment, PCB transformers or PCB contaminated electrical equipment (as such terms are defined in Part 761 or Title 40, Code of Federal Regulations).

55. CLEANUP OBLIGATION. If it is discovered that any Hazardous Substances or other materials described in Article 54.0 above have been deposited, released, discharged or otherwise caused to exist DUE TO TENANT'S OPERATION, on or from the Premises in violation of the provisions of
         Article 54.0 above, then Tenant agrees within a reasonable time to remove, clean up or take such other remedial action with regard to such substances as may be required by applicable law or regulations. Any such remedial action shall be the sole responsibility of Tenant and shall be conducted at Tenant's sole cost and expense. If Tenant fails to commence or diligently pursue such remedial action in Landlord's sole judgment, then after a notice to Tenant, Landlord may either declare an event of default under this Lease and exercise any and all remedies hereunder, or cause the taking of such remedial action as may be required at Tenants sole cost and expense. Tenant grants to Landlord and its agents and employees access to the Premises and the license to carry out such remedial action.

56. ENVIRONMENTAL NOTICE. Tenant shall give Landlord prompt notice of any of the following occurrences arising with regard to the Premises or Tenant's activities thereon:

         56.1 Any spill, release, threatened release or other occurrence that would constitute a violation of the provision of Articles 53.0 and 54.0 above;

         56.2 The notification of any of the events set forth in Article 56.1 above to any federal, state or local governmental agency or authority;

         56.3 Any notices, claims or allegations of environmental violations or contamination received from any federal, state or local governmental agency or authority of the filing or commencement of any judicial or administrative proceeding by any such agency; or

         56.4 The filing or threatened filing of any judicial or administrative proceeding BY any private party alleging injury or threat of injury to property, health, safety or the environment.

57.      INDEMNITY.

         57.1 Tenant hereby agrees to indemnify, defend and hold harmless the Landlord and its agents, affiliates, officers, directors and employees (all of such entities and persons being referred to herein individually as "Indemnified Person" and collectively as the "Indemnified Parties") from and against any and all liability, claims, demands, actions and causes of action, whatsoever (including without limitation reasonable attorney's fees and expenses and costs and expenses reasonably incurred to which any Indemnified Person may BE subject insofar as they arise out of or relate to any alleged contamination of the Premises or alleged violation of environment statutes arising from any violation of Tenant's obligations under Articles 53.0 through and including Article
         56.0 above.

         57.2 Those costs, damages, liabilities, losses, claims, expenses (including without limitation attorney's fees and disbursements) for which the Indemnified Parties are indemnified hereunder shall be reimbursable as incurred without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Tenant shall pay such costs, expenses, damages, liabilities, losses, claims, expenses (including without limitation attorney's fees and disbursements) as incurred by Landlord or other Indemnified Persons within fifteen (15) days after notice itemizing the amounts incurred to the date of such notice.

58. SURVIVAL. The obligations of Tenant set forth in this Article 53.0 shall survive the expiration or termination o the term of this Lease or the exercise by Landlord of any of its remedies hereunder.

59. SUBORDINATION, ESTOPPEL LETTER AND Attornment. Tenant shall at any time, and from time to time, upon not less than ten (1 0) days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease as so modified, is in full force and effect) and the dates to which rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such default, if any are claimed, or acknowledging to any mortgagee that Tenant will not modify or amend this Lease without consent of such mortgagee, and certifying as to such other matters Landlord may reasonably request. In the event that Landlord or its principal sells, conveys, transfers or grants the Building or the premises to and by person, firm, corporation, company, or entity during the term hereby demises, Tenant agrees to attorn to such new owner, and Landlord and its principal shall be released from performance hereunder.

60. DEFAULT. TEN (10) DAYS notice for rent default shall be given. For any other default Tenant shall have thirty (30) days to cure unless such default cannot be reasonably cured within thirty (30) days in which event Tenant must diligently proceed to cure the default.

61. NON-DISTURBANCE. Upon change of ownership through foreclosure or otherwise, the Purchaser shall not disturb Tenant's peaceful possession of the Premises providing Tenant is not in default under this lease.

62. WAIVER OF SUBROGATION. Tenant and Landlord in consideration of the execution of this Lease, do herewith and hereby release and relieve the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other peril described in "extended coverage" insurance endorsements approved for use in the State of Colorado which occurs, in, on or about the said Premises, whether due to negligence of any parties, their agents or employees or otherwise. This agreement shall apply to events involving such perils, which occur after this date and before this agreement is terminated in writing.